                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                             ----------------------


                                   FORM 8-K/A


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported): October 23, 1998
                                                  ----------- -----



                         FRONTLINE COMMUNICATIONS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                  0-24223             13-3950283
----------------------------      ------------      -------------------
(State or other jurisdiction      (Commission        (I.R.S. Employer
    of incorporation)             File Number)      Identification No.)


    One Blue Hill Plaza, Pearl River, New York             10965
---------------------------------------------------    --------------
     (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code: (914)623-8553
                                                    -------------


                                 Not Applicable
           -----------------------------------------------------------
           Former name or former address, if changed since last report

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                  The following financial statements and pro forma financial information omitted from the Company's Report on Form 8-K for the event dated October 23, 1998 filed with the Commission on November 2, 1998, in reliance upon instructions 7(a)(4) and 7(b)(2) of Form 8-K, are filed herewith.


         (a)      Financial Statements of the Businesses Acquired.
                  ------------------------------------------------

                  (1) Financial statements as of December 31, 1996 and as of December 31, 1997 and for each of the two years in the period ended December 31, 1997

                  (2) Financial statements for the nine months ended September 30, 1998 and 1997 (unaudited)



         (b)      Pro Forma Financial Information.
                  --------------------------------

                  (1) Unaudited pro forma condensed combined financial statements as of September 30, 1998 and for the nine months ended September 30, 1998 and the year ended December 31, 197



         (c)      Exhibits
                  --------

                  Reference is made to the Exhibits previously filed with the Securities and Exchange Commission as Exhibits to the Company's Report on Form 8-K filed with the Commission on November 2, 1998.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 6, 1999

                                              FRONTLINE COMMUNICATIONS CORP.



                                              By/s/ Samuel Gilner
                                                 ----------------------------
                                                 Name: Samuel Gilner
                                                 Title: Chief Accounting Officer

                                U.S. ONLINE, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31,1996

                                U.S. ONLINE, INC.
                              FINANCIAL STATEMENTS
                           YEAR ENDED DECEMBER 31,1996






CONTENTS                                                                    Page

   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT                          1

   FINANCIAL STATEMENTS

                 BALANCE SHEET                                                2

                 STATEMENT OF OPERATIONS                                      3

                 STATEMENT OF CHANGES IN STOCKHOLDERS'EQUITY                  4

                 STATEMENT OF CASH FLOWS                                      5

                 NOTES TO FINANCIAL STATEMENTS                             6-12

   SUPPLEMENTARY INFORMATION

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT           13
                   ON SUPPLEMENTAL INFORMATION

                 COST OF REVENUE                                             14

                 OPERATING EXPENSES                                          15

                                 JOSEPH J. REPKO
                           Certified Public Accountant
                                453 N. STATE ROAD
                         SPRINGFIELD, PENNSYLVANIA 19064
                                 (610) 328-9551





               Report of Independent Certified Public Accountants



  Board of Directors and Stockholders
  U.S. Online, Inc.
  Mt. Laurel.  New Jersey

         I have audited the accompanying balance sheet of U.S. Online, Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Online, Inc. as of December 31, 1996, and the results of its operations, stockholders' equity and its cash flows for the year then ended, in conformity with generally accepted accounting principles.





 JOSEPH J.REPKO, CPA


  February 8, 1997

                                U.S. ONLINE, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1996



ASSETS

      CURRENT ASSETS
         Cash and cash equivalents                                                      $459,336
         Accounts receivable:
           Franchise                                                                      97,500
           Customers                                                                       7,640
         Due from shareholders                                                             4,800
                                                                                        --------
                     Total current assets                                               $569,276

      FIXED ASSETS - AT COST                                                             181,568
         Less accumulated depreciation and amortization                                   35,719
                                                                                        --------
                                                                                         145,849

      OTHER ASSETS                                                                         5,188
                                                                                        --------

TOTAL ASSETS                                                                            $720,313

LIABILITIES AND SHAREHOLDERS'EQUITY

      CURRENT LIABILITIES
         Advances from related parties                                                  $ 94,416
         Current portion of capital lease obligations                                     38,993
         Current portion of long term debt - related party                                33,320
         Accounts payable and accrued expenses                                           124,899
         Accrued interest - related party                                                 10,932
         Franchise deposits                                                              157,000
                                                                                        --------

      Total current liabilities                                                          459,560

      LONG TERM DEBT, net of current portion - related party                             209,625

      CAPITAL LEASE OBLIGATIONS, net of current portion                                   53,271
                                                                                        --------

                     Total Liabilities                                                   722,456

      SHAREHOLDERS'EQUITY
         Additional paid in capital                                                      449,400
         Common stock - authorized 10,000,000 shares par value
           $.001, issued and outstanding 6,400,000 shares                                  6,400
         Accumulated deficit                                                            (457,943)
                                                                                        --------
                     Total Shareholders' Equity                                           (2,143)
                                                                                        --------

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                                               $720,313


        See accountant's audit report and notes to financial statements.

                                U.S. ONLINE, INC.
                             STATEMENT OF OPERATIONS
                           YEAR ENDED DECEMBER 31,1996







Operating revenue                                        $143,890

Cost of revenue                                           161,823
                                                         --------

         Gross profit                                     (17,933)

Operating expenses                                        382,917
                                                         --------

         Operating loss (loss)                           (400,850)

Other income (expense)
         Depreciation                                     (35,719)
         Interest expense                                 (21,881)
         Interest income                                      507
                                                         --------

NET LOSS                                                 (457,943)


Net loss per share of common stock                         $(.072)

Weighted average shares outstanding                     6,400,000


















        See accountant's audit report and notes to financial statements.

                                U.S. ONLINE, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                           YEAR ENDED DECEMBER 31,1996



                               Common Stock     Capital in              Stock-
                               ------------     Excess of    Accum'd    holders'
                             Shares    Amount   Par Value    Deficit    Equity
                             ----------------   ----------   -------    --------
Balance, January 1, 1996       1,000  $1,000                           $  1,000
Adjustment for fifty-
eight hundred to one
stock split                5,799,000  $4,800                              4,800

Issuance of common
stock to investors in
a Private Placement
in December 22,1996          600,000  $  600    $449,400                450,000

Net loss for the year
Ended December 31,1996                                    ($457,943)   (457,943)
                           ---------  ------    --------  ----------   --------
Balance,December 31,1996   6,400,000  $6,400    $449,400  ($457,943)   ($ 2,143)













        See accountant's audit report and notes to financial statements.

                                U.S. ONLINE, INC.
                             STATEMENT OF CASH FLOWS
                           YEAR ENDED DECEMBER 31,1996






                                                                     1996
                                                                     ----
Cash flows from operating activities:
     Net loss                                                     ($457,943)
Adjustments to reconcile net (loss) to net
 cash provided by operating activities:
     Depreciation and amortization                                   35,719
     Changes in assets and liabilities:
         Increase in accounts receivable                           (105,140)
         Increase in other assets                                    (5,188)
         Increase in accounts payable and accrued expenses          135,831
         Increase in deposits                                       157,000
                                                                    -------

                  Net cash used in operating activities            (239,721)
                                                                   --------

Cash flows from investing activities.
     Additions to property and equipment                            (36,244)
     Loans to stockholder                                            (4,800)
                                                                    -------

                  Net cash used in investing activities             (41,044)

Cash flows from financing activities:
     Advances from related parties                                   94,416
     Issuance of common stock to related parties                      5,800
     Net related party loans                                        189,885
     Issuance of common stock in a private placement                450,000
                                                                    -------

                  Net cash provided by financing activities         740,101
                                                                    -------
                  Net increase in cash                              459,336

Cash and cash equivalents - beginning                                    --
                                                                    -------

Cash and cash equivalents - ending                                 $459,336








        See accountant's audit report and notes to financial statements.

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31,1996

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

    Nature of Operations

      U.S. Online,Inc. "the Company", a Pennsylvania Corporation, is engaged in the business of providing computer internet access service and point of sale internet franchise sales to customers primarily in the Eastern Region of the United States.

      On October 17, 1996 the Company issued an aggregate of 5,800,000 shares of restricted common stock to its shareholders in a 5,800 to 1 stock split.

      During 1996, the Company offered to private investors through a private offering a total of 600,000 shares at an offering price of $.75 per share. The maximum offering would raise the company $450,000, the minimum would raise $300,000. At December 31, 1996, the Company obtained its maximum offering.

      Fixed Assets

      Fixed assets are stated at cost. Depreciation is provided for by the straight-line and accelerated methods over the estimated useful lives of the assets.

      Income Taxes

      The company elected to be taxed as a Subchapter "S" Corporation for both federal and state tax purposes. Accordingly, the company's results of operations are reflected in the shareholder's individual tax returns" therefore, no tax provision has been reflected in the accompanying financial statements. On December 22, 1996, the company terminated its Subchapter "S" election due to the addition of a corporate shareholder.

      The company filed a regular corporate return for the short period December 22, to December 31, 1996. No provision for taxes has been reflected on the accompanying financial statement due to a net loss for the short period.

      Use of Estimates

      In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31,1996


  NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (Con't)

      Repairs and Maintenance

      Expenditures for repairs, maintenance, and minor renewals are charged against income as incurred and expenditures for major renewals and betterments are capitalized and amortized over five years. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts with any gain or loss on disposal reflected in income.

      Cash and Cash Equivalents

      The Company considers cash equivalents to be those short-term investments maturing within three months of the balance sheet date.

      Loss per Share

      The loss per share is based on the weighted average number of shares of common stock outstanding during the year. The effect of the stock split of 5,800 to 1 has been considered in this calculation.

      Fair Value of Financial Instruments

      The note due from shareholders is based on the terms at which those same loans would be made currently and approximate their fair value. At December 31, 1996, the carrying value of the assets were $720,313 which equates their fair value. The carrying value of the capital lease obligations was $92,264, the related party long-term note was $242,945, and the related party advances were $94,416 and are reflective of borrowing rates currently available to the Company.

NOTE 2 - CONCENTRATION OF CREDIT RISK

      The Company has a potential concentration of credit risk consisting primarily of temporary cash deposits and trade accounts receivable. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographic locations. At December 31, 1996, the Company held $459,336 in one bank account which is in excess of the federal deposit insurance company limit of $100,000 creating a potential concentration of credit risk of $359,336.

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31,1996


NOTE 3- FIXED ASSETS

        Major classifications of property and equipment are summarized below:

                                                                   1996
                                                                   ----

                      Computer equipment and software            $164,418
                      Furniture and Fixtures                       15,715
                      Leasehold improvements                        1,435
                                                                 --------

                                                                 $181,568
                                                                 --------

        At December 31, 1996 the Company agreed to assume title of assets under capital leases previously leased by a related party. The equipment was physically in operation by the Company and payments were made by the Company directly to the third party lessors.


NOTE 4 - RELATED PARTY TRANSACTIONS

        Balance Sheet Items

        Notes Payable U.S. Online, Inc. has incurred a related party obligation to two companies for expenses paid on the Company's behalf. Such expenses included: payroll, advertising, rent and other operating expenses advanced since inception. As of December 31, 1996, the net advanced costs were $242,945. The note bears interest at 9% annually and is payable in monthly installments of $5,043 beginning March 15, 1997. Interest on the related party debt was $10,932 at December 31, 1996.

        Annual maturities are as follows:

                                       1997                          $ 33,320
                                       1998                            43,413
                                       1999                            47,486
                                       2000                            51,940
                                       2001                            56,812
                                       2002                             9,974
                                                                     --------
                                                                     $242,945
                                                                     --------

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


       Advances

        Related parties had advanced expenses including payroll, advertising, rent, equipment and other expenses since inception. The amounts outstanding at December 31, 1996 was $94,416.

        Operating Sub-Lease

        The Company maintains a related party obligation on several non-cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

        Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

        Telephone system, monthly payments of $361, expiring March 1998. Security System, monthly payments of $355, expiring May 2000.
        Computer equipment, monthly payments of $979, on various leases expiring December 1999.

  NOTE 5 - CAPITAL LEASE OBLIGATIONS

       The Company has purchased certain computer equipment and furniture under capital lease obligations expiring through 2001. Accordingly, SFAS 13 requires that the asset be capitalized and depreciated and the related lease obligations be recorded at the present value of the future minimum lease payments and interest imputed. The lease obligations are secured by the corresponding assets, guaranteed by a related party Company and personal guarantees by the executive officers and a principal shareholder of the Company. Future minimum lease obligations at December 31, 1996 for capital lease obligations were as follows:

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31,1996


                                                                                Minimum            Gross
                                                                                Monthly            Lease
                                                                                Obligation         Obligations
                                                                                ----------         -----------
        Capital lease obligation for modem pools,                               $  586             $ 32,831
         including interest of 12 5/8%
        Capital lease obligation for modem pools,                                  539               25,328
         including interest of 18 3/8%
        Capital lease obligation for computer network,                             101                1,621
         including interest of 20 11/16%
        Capital lease obligation for computer server,                              442               14,595
         including interest of 15 1/16%
        Capital lease obligation for computer web space,                           491               13,261
         including interest of 18 9/16%
        Capital lease obligation for computer equipment,                           414               11,187
         including interest of 23 7/16%
        Capital lease obligation for computer equipment,                           259                6,737
         including interest of 86 1/8%
        Capital lease obligation for office furniture,                             416               20,386
         including interest of 19 15/16%                                        ------             --------
       Future minimum lease payments                                            $3,248             $125,946
                                                                                ------             --------

      Annual maturities are as follows:
                                                                                  1997             $ 38,993
                                                                                  1998               38,182
                                                                                  1999               25,709
                                                                                  2000               17,956
                                                                                  2001                5,106
                                                                                                    -------
                                                                                                   $125,946

      Less amounts representing interest                                                            (33,682)

      Present value of minimum lease payments                                                      $ 92,264

      Less current portion                                                                          (38,993)

      Capital lease obligation, net of current portion                                             $ 53,271


  NOTE 6 - LEASES

      The Company maintains a related party obligation on several non-cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31,1996


      Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

      Telephone system, monthly payments of $361, expiring March 1998. Security System, monthly payments of $355, expiring May 2000. Computer equipment, monthly payments of $979, on various leases expiring December 1999.

      Future minimum rentals under all non-cancelable operating leases are as follows:

                     Year Ending December 31,
                     ------------------------
                              1997                   $ 35,085
                              1998                     23,235
                              1999                     15,409
                              2000                      1,225
                                                     --------
                                                     $ 74,954

        NOTE 7 - PROPOSED MERGER

        On December 2, 1996 the Company signed a letter of intent to merge with Venture Quest, Inc., a New York corporation. One share of the Company's common stock will be exchanged for one share of Venture Quest, Inc. common stock with Venture Quest, Inc. being the surviving corporation. The exchange is intended to qualify as a tax-free transaction under
        Section 351 of the Internal Revenue Code.

NOTE 8 - NOTES PAYABLE

        Notes Payable
        U.S. Online, Inc. has incurred a related party obligation to two companies for expenses paid on the Company's behalf. Such expenses included: payroll, advertising, rent and other operating expenses advanced since inception. As of December 31, 1996, the net advanced costs were $242,945. The note bears interest at 9% annually and is payable in monthly installments of $5,043 beginning March 15, 1997. Interest on the related party debt was $10,932 at December 31, 1996.

                                U.S. ONLINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31,1996


NOTE 8 - NOTES PAYABLE (con't)

         Annual maturities are as follows-.

                  1997                                  $ 33,320
                  1998                                    43,413
                  1999                                    47,486
                  2000                                    51,940
                  2001                                    56,812
                  2002                                     9,974
                                                          ------
                                                        $242,945

NOTE 9 - NONMONETARY TRANSACTION

        Capital lease obligations were incurred for the purchase of equipment in the amount of $104,512.

        Related parties contributed equipment in the amount of $48,312 along with the payment of Company expenses in the amount of $346,390. The equipment has been recorded in the accompanying balance sheet at its fair market value on the date of the transfer.

NOTE 10 - FRANCHISE

        The Company intends to sell Point of Presence territorial rights and equipment under franchising arrangements. These rights granted under the franchise will allow the franchise to exclusively market services provided by the Company throughout a particular geographic region.

                                 JOSEPH J. REPKO
                           Certified Public Accountant
                                453 N. STATE ROAD
                         SPRINGFIELD, PENNSYLVANIA 19064
                                 (610) 328-9551






               Report of Independent Certified Public Accountants
                          On Supplementary Information








Officers and Directors
U.S Online, Inc.
Mount Laurel, NJ


      My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole of U.S. Online, Inc. for the year ended December 31, 1997, which is presented in the preceding section of this report. The supplementary information presented hereinafter is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.







January 6, 1999


JOSEPH J. REPKO, CPA

                                U.S. ONLINE, INC.
                            SUPPLEMENTAL INFORMATION
                                 COST OF REVENUE
                           YEAR ENDED DECEMBER 31,1996








     Advertising                                               $ 80,131
     Agent's commissions                                          7,986
     Credit card settlement fees                                  6,279
     Electrical expense                                           4,390
     Telecommunication charges                                   63,037
                                                               --------

                                                               $161,823
                                                               --------












              See accountant's report on supplemental information.

                                U.S. ONLINE, INC.
                            SUPPLEMENTAL INFORMATION
                               OPERATING EXPENSES
                           YEAR ENDED DECEMBER 31,1996




 Salaries office                                                      80,325
 Payroll tax expense                                                   7,695
 Automobile expenses                                                   1,126
 Casual labor                                                         13,380
 Charity                                                                 600
 Computer supplies and software                                       40,409
 Consulting                                                           20,000
 Corporate taxes                                                         325
 Dues and subscriptions                                                4,485
 Entertainment                                                         1,177
 Fuel and oil                                                          1,071
 Insurance                                                             1,645
 Lease - telephone system                                              4,334
 Office expenses                                                      30,221
 Postage                                                              32,112
 Printing                                                             12,790
 Professional fees                                                    48,640
 Rent - office                                                        35,674
 Rent - computer room                                                    785
 Rental equipment                                                     14,181
 Repairs and maintenance                                               1,741
 Security system lease                                                 4,876
 Technical manuals                                                       865
 Telephone                                                            16,946
 Utilities                                                             7,514
                                                                    --------

                                                                    $382,917
                                                                    --------








              See accountant's report on supplemental information.

                                U.S. ONLINE, INC.

                         (FORMERLY VENTURE QUEST, INC.)

                          COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

                                U.S. ONLINE, INC.
                          COMBINED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997



                                    CONTENTS





Combined Balance Sheet                                                         1

Combined Statement of Operations                                               3

Combined Statement of Changes in Shareholders' Equity                          4

Combined Statement of Cash Flows                                               6

Combined Notes to Financial Statements                                      8-18

Combined Supplemental Information                                             19

Combined Cost of Revenue                                                      20

Combined Operating Expenses                                                   21

                                 JOSEPH J. REPKO
                           Certified Public Accountant
                                453 N. STATE ROAD
                         SPRINGFIELD, PENNSYLVANIA 19064
                                 (610) 328-9551

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
U.S. Online, Inc.
Mount Laurel, NJ 08054


I have audited the accompanying balance sheet of U.S. Online, Inc. as of December 31, 1997 and the related statement of operations, shareholders equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.

As shown in the financial statements, the company incurred a substantial net loss of $1,310,142 for 1997. At December 31, 1997, current liabilities exceeded current assets by $1,399,853 and total liabilities exceed total assets by $1,036,621. These factors, and others discussed in Note 18 specifically the bankruptcy filings under Chapter 11 and then conversion to Chapter 7, liquidation, indicates that the company will not continue to exist. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that will be necessary in the circumstances. In addition, I was unable to obtain written representations from one of the directors of U.S. Online, Inc.

Because of the effects of any adjustments that might have resulted had the ultimate outcome of the uncertainty referred to in the preceding paragraph been known, I do not express an opinion on the financial statements referred to above.

January 6, 1999

Joseph J. Repko, C.P.A.

                                U.S. ONLINE, INC.
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997





                                     ASSETS


 CURRENT ASSETS
    Cash and cash equivalents                                           $  6,573
    Accounts receivable:
      Franchise                                                           34,000
      Customers                                                           19,783
    Due from shareholders                                                  4,800
    Due from franchise owners                                             34,610
                                                                        --------
                    Total current assets                                $ 99,766


FIXED ASSETS - AT COST                                                   709,319
    Less accumulated depreciation and amortization                       187,550
                                                                        --------
                                                                         521,769

OTHER ASSETS
    Deposits                                                              13,647
    Organization Costs - Net                                              12,500
                                                                        --------
                                                                          26,147

                                                                        --------
                    TOTAL ASSETS                                        $647,682
                                                                        ========

                                U.S. ONLINE, INC.
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997



                      LIABILITIES AND SHAREHOLDERS' EQUITY



CURRENT LIABILITIES

    Current portion of capital lease obligations                       169,512
    Accounts payable and accrued expenses                              714,050
    Franchise deposits                                                 485,030
    Sales tax payable                                                    3,852
    Deferred revenue                                                    47,175
                                                                    ----------
                    Total current liabilities                       $1,419,619



CAPITAL LEASE OBLIGATIONS, net of current portion                      264,684
                                                                    ----------

                    Total Liabilities                                1,684,303
                                                                    ----------



SHAREHOLDERS' EQUITY

    Common stock - authorized 200,000,000 shares par value
       $.002, issued and outstanding 9,936,000 shares                   19,871
    Additional paid in capital                                         756,076
    Accumulated deficit                                             (1,812,568)
                                                                    ----------
                    Total Shareholders' Equity                      (1,036,621)
                                                                    ----------

                    TOTAL LIABILITIES AND SHAREHOLDERS EQUITY       $  647,682
                                                                    ==========

                                U.S. ONLINE, INC.
                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997




Operating revenue                                                   $  610,564

Cost of revenue                                                      1,119,580
                                                                    ----------

          Gross profit                                                (509,016)

Operating expenses                                                     692,789
                                                                    ----------

          Operating loss                                            (1,201,805)

Other income (expense)
    Depreciation                                                      (148,494)
    Interest expense                                                   (70,347)
    Interest income                                                     13,143
    Debt forgiveness income                                             97,361
                                                                    ----------

          NET LOSS                                                  (1,310,142)
                                                                    ==========


Net loss per share of common stock                                  $     (.21)
                                                                    ==========

Weighted average shares outstanding                                  6,260,319
                                                                    ==========

                                U.S. ONLINE, INC
              COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997




                                                                                                                         Total
                                                        Common Stock              Capital In                             Share-
                                             -----------------------------        Excess of         Accumulated         Holders'
                                                 Shares           Amount          Par Value           Deficit           Equity
                                             ---------------    ----------       ------------       -----------     --------------
Balance, January 1, 1997                          875,000         $1,750           $27,858           ($44,483)         ($14,875)

Issuance of common stock in
 January 1997 to Venture Quest
 Shareholders for cancellation of
 Debt                                              55,000            110            12,190                               12,300

Issuance of common stock in
 January 1997 to Venture Quest
 Shareholders for investment return
 Under the Rule 419 offering                      362,500            725                                                    725

Issuance of common stock in
 January 1997 to Venture Quest
 Shareholders for service to be
 Rendered                                           7,500             15                                                     15

U.S. Online, Inc. prior to merger               6,400,000          6,400           449,400           (457,943)           (2,143)

Issuance of common stock to
 Investors in private placement
 Prior to merger in June 1997
 U.S. Online                                       17,333             17            12,982                               12,999


                                U.S. ONLINE, INC.
          COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (cont)
                          YEAR ENDED DECEMBER 31, 1997





                                                                                                                         Total
                                                        Common Stock              Capital In                             Share-
                                             -----------------------------        Excess of         Accumulated         Holders'
                                                 Shares           Amount          Par Value           Deficit           Equity
                                             ---------------    ----------       ------------       -----------     --------------
Exchange of U.S. Online Stock                  (6,417,333)       ($6,417)            6,417

Issuance of common stock to
 U.S. Online, Inc. shareholders
 In a 1:1 exchange                              6,417,333         12,834           (12,834)



Issuance of common stock to
Investors in a private placement
On July 19, 1997 at $.75 per share                 19,667             39            14,711                                14,750

Issuance of common stock to
Investors in a private placement
On October 29,1997 at $.25 per share
                                                  199,000            398            49,352                                49,750
Issuance of common stock to
Investors in a private placement
On October 29,1997 at $.10 per
Share
                                                2,000,000          4,000           196,000                               200,000


Net loss for the year
 ended December 31, 1997                                                                           ($1,310,142)       (1,310,142)
                                               ----------        -------          --------         -----------       -----------

Balance                                         9,936,000        $19,871          $756,076         ($1,812,568)      ($1,036,621)
                                                =========        =======          ========         ===========       ===========



                                U.S. ONLINE, INC
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997






                                                                         1997
                                                                     -----------
Cash flows from operating activities:
  Net loss                                                          ($1,310,142)
Adjustments to reconcile net (loss) to net
 cash provided by operating activities:
  Depreciation and amortization                                         154,081
  Changes in assets and liabilities:
   Increase in accounts receivable                                      (12,143)
   Decrease in due from Franchise Pop's                                  63,500
   Increase in due from franchise owners                                (34,610)
   Increase in accounts payable and accrued expenses                    589,151

   Increase in franchise deposits                                        88,030
   Increase in deferred revenue                                          47,175
   Increase in sales tax payable                                          3,852
                                                                    -----------
   Increase in security deposits                                         (8,459)
                                                                    -----------


          Net cash used in operating activities                        (419,565)
                                                                    -----------

Cash flows from investing activities:
  Additions to property and equipment                                    99,111
  Payment for organizational costs                                      (14,750)
                                                                    -----------

          Net cash used in investing activities                        (113,861)
                                                                    -----------

                                U.S. ONLINE, INC.
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997


Cash flows from financing activities:
  Repayment of principle under capital lease obligations               (189,550)

  Issuance of common stock in a private placement                       264,500
                                                                    -----------

          Net cash provided by financing activities                      74,950
                                                                    -----------

          Net decrease in cash                                         (458,476)

Cash and cash equivalents - beginning of year                           465,049
                                                                    -----------

Cash and cash equivalents - ending of year                               $6,573
                                                                    ===========

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

     Summary of Significant Accounting Policies

     This summary of significant accounting policies of U.S. Online, Inc. (formerly Venture Quest, Inc.) "the Company" is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity.

     Nature of Operations

     U.S. Online, Inc. (formerly Venture Quest, Inc.) "the Company", was organized under the laws of New York on July 18, 1989, and is engaged in the business of providing computer internet access service and point of sale internet franchise sales to customers primarily in the Eastern Region of the United States.

     Basis of Combination

     The combined financial statements include the accounts of U.S. Online, Inc., a Pennsylvania Corporation and Venture Quest, Inc., a New York Corporation. All significant intercompany accounts and transactions have been eliminated in the combination.

     Fixed Assets

     Fixed assets are stated at cost. Depreciation is provided for by the straight-line and accelerated methods over the estimated useful lives of the assets. Organization costs are amortized on a straight-line basis over a period of five years.

     Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. The Company had a net loss of $1,310,410 at December 31, 1997 and accordingly no provision for income taxes is necessary. The Company has loss carry forward that may be offset against future federal income taxes expiring 2112.

     Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (con't)

     Repairs and Maintenance

     Expenditures for repairs, maintenance, and minor renewals are charged against income as incurred and expenditures for major renewals and betterments are capitalized and amortized over five years. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts with any gain or loss on disposal reflected in income.

     Cash and Cash Equivalents

     The Company considers cash equivalents to be those short-term investments maturing within three months of the balance sheet date.

     Loss per Share

     The loss per share is based on the weighted average number of shares of common stock outstanding during the year.

     Fair Value of Financial Instruments

     The note due from shareholders is based on the terms at which those same loans would be made currently and approximate their fair value. At December 31, 1997, the carrying value of the assets were $647,682 which equates their fair value. The carrying value of the capital lease obligations was $434,196 and are reflective of borrowing rates currently available to the Company.

     Deferred Revenue

     Deferred revenue represents prepayment of customer accounts for services to be rendered. These revenues are amortized over the number of months in the period.

NOTE 2 - CONCENTRATION OF CREDIT RISK

     The Company has a potential concentration of credit risk consisting primarily of temporary cash deposits and trade accounts receivable. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographic locations.


NOTE 3- FIXED ASSETS

     Major classifications of property and equipment are summarized below:

                                                         Dec. 31,1997
                                                       ---------------

              Computer equipment and software              $666,784
              Furniture and Fixtures                         41,100
              Leasehold improvements                          1,435
                                                           --------

                                                           $709,319
                                                           ========

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 4 - RELATED PARTY TRANSACTIONS

     Balance Sheet Items

     Long Term Debt

     U.S. Online, Inc. had incurred a related party obligation to a company for expenses paid on the Company's behalf. Such expenses included: payroll, advertising, rent and other operating expenses advanced since inception. At December 31, 1996, the net advanced costs were $242,945 and were included on the balance sheet financial statement as long-term debt related party.

     Retirement of Long Term Debt

     On April 7, 1997, the Board of Directors voted to exchange $200,000 of long term debt to a related party for POP (Point of Presence) deposits. The value of the deposits are estimated at a fair market value established by the Board of Directors. The deposits are to be converted later to franchises. Under such agreement, the franchises will be located in the following territories: Manhattan, NY, Edison, NJ, Eatontown, NJ and Morristown, NJ.

     On August 3, 1997, the Board of Directors voted to exchange the remaining $40,000 demand note to a related party for POP (Point of Presence) deposits. The value of the deposits were issued at an estimated discount of between 28% and 38% established by the Board of Directors. The deposits are to be converted later to franchises. Under such agreement, the franchises will be located in the following territories: Nassau County, Long Island New York, Southern West Chester County, New York and Vineland, New Jersey.

     Advances

     Related parties had advanced expenses including payroll, advertising, rent, equipment and other expenses since inception. The amounts outstanding at December 31, 1996 was $94,416 and were included in the financial statement as advances from related parties.

     Forgiveness of Debt (Advances)

     On April 7, 1997, management reached an agreement with the related companies concerning the advances. The related companies agreed to forgive the advances in the amount of $97,661 of which $94,416 was listed as related party advances on the balance sheet at December 31, 1996.

     Operating Sub-Lease

     The Company maintains a related party obligation on several non cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

     Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 4 - RELATED PARTY TRANSACTIONS (cont)

     Security system, monthly payments of $355, expiring May 2000.

     Computer equipment, monthly payments of $979, on various leases expiring December 1999.


NOTE 5 - CAPITAL LEASE OBLIGATIONS

     The Company has purchased certain computer equipment and furniture under capital lease obligations expiring through 2001. Accordingly, SFAS 13 requires that the asset be capitalized and depreciated and the related lease obligations be recorded at the present value of the future minimum lease payments and interest imputed. Some of the lease obligations are secured by the corresponding assets, guaranteed by a related party Company and personal guarantees by the executive officers and a principal shareholder of the Company. Future minimum lease obligations at December 31, 1997 for capital lease obligations were as follows:

                                                                                Minimum               Gross
                                                                                Monthly               Lease
                                                                              Obligation           Obligations
                                                                            ----------------    ------------------
Capital lease obligation for modem pools, including interest
  of 12 5/8%, expires August 2001                                                $   621             $ 27,324
Capital lease obligation for modem pools, including interest
  of 18 3/8%, expires December 2000                                                  539               19,404
Capital lease obligation for computer network, including
  interest of 20 11/16%, expires April 1998                                          101                  404
Capital lease obligation for computer server, including
  interest of 19.2%, expires September 1999                                          468                9,828
Capital lease obligation for computer web space, including
  interest of 22.8%, expires March 1999                                              520                7,800
Capital lease obligation for computer equipment, including
  interest of 23 7/16%, expires March 1999                                           414                6,210
Capital lease obligation for computer equipment, including
  interest of 86 1/8%, expires February 1999                                         259                3,626
Capital lease obligation for office furniture, including
  interest of 19 15/16%, expires January 2001                                        416               15,392
Capital lease obligation for computer equipment
    including interest of 13.41%, expires June 2001                                5,189              217,938
Capital lease obligation for furniture, including
    interest of 29.47%, expires April 1999                                         1,199               19,184
Capital lease obligation for computer network bundle,
    Including interest of 5.93%, expires May 2000                                    141                4,089
Capital lease obligation for furniture, including
    Interest of 29.9%, expires April 2000                                            163                4,564
Capital lease obligation for copier machine,
    including interest of 21.05%, expires May 2002                                   175                9,275


                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997



Capital lease obligation for modem pool equipment,
    including interest of 25.3%, expires April 2000                                196                5,488
Capital lease obligation for computer equipment
    including interest of 11.91%, expires May 2001                                 640               26,240
Capital lease obligation for modem bundles
    including interest of 9.47%, expires August 1999                             6,052              121,040
Capital lease obligation for monitors, keyboards & routers
    including interest of 11.91%, expires September 2000                           235                7,755
Capital lease obligation for scanners and printers
    including interest of 18.05%, expires September 2000                           186                6,138
Capital lease obligation for racks and cards
    including interest of 14.0%, expires September 2000                            134                4,422
Capital lease obligation for net frames and processors
    including interest of 15.49%, expires December 2000                            184                6,624
Capital lease obligation for tiget switch and ports
    including interest of 12.8%, expires August 2000                               163                5,216
Capital lease obligation for master switch and conv. rack
    including interest of 12.81%, expires December 2000                            335               12,060
                                                                               -------             --------
Future minimum lease payments                                                  $18,330             $540,021
                                                                               =======             ========


Annual maturities are as follows:

                                                                      1998                          $219,152
                                                                      1999                           172,548
                                                                      2000                           105,628
                                                                      2001                            41,818
                                                                      Thereafter                         875
                                                                                                    --------
                                                                                                    $540,021

Less amounts representing interest                                                                  (108,554)
                                                                                                    --------

Present value of minimum lease payments                                                             $431,467

Less current portion                                                                                 169,512
                                                                                                    --------

Capital lease obligation, net of current portion                                                    $261,955
                                                                                                    ========



                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 6 - LEASES

     The Company maintains a related party obligation on several non cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

     Facility rentals, monthly payments of $2,972, with certain operating expenses and ,amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998.

     Security System, monthly payments of $355, expiring May 2000.

     Computer equipment, monthly payments of $979, on various leases expiring December 1999.

     Future minimum rentals under all non cancelable operating leases are as follows:

              Year Ending December 31,
              ------------------------
                       1998                     $23,235
                       1999                      15,409
                       2000                       1,225
                                                -------
                                                $39,869
                                                =======


     On August 3, 1997, the Board of Directors voted to exchange $60,000 of related party rents, or five months of payments where the equivalent is $60,000, for POP (Point of Presence) deposits. The value of the deposits were issued at an estimated discount of between 28% and 38% as established by the Board of Directors. The deposits are to be converted later to franchises. Under such agreement, the franchises will be located in the following territories: Nassua County, Long Island New York, Southern West Chester County, New York and Vineland, New Jersey. (See Retirement of Long Term Debt footnote above)

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 7 - AGREEMENT, MERGER AND CORPORATE NAME CHANGE

     On May 7, 1997, U.S. Online, Inc., a Pennsylvania Corporation, signed a merger agreement with Venture Quest, Inc., a New York corporation. One share of the Company's common stock was exchanged for one share of Venture Quest, Inc. common stock with Venture Quest, Inc. being the surviving corporation. The exchange is intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code. Venture Quest, Inc. has elected to adopt the U.S. Online, Inc. name effective the date of the merger which was June 26, 1997.

NOTE 8 - OMNIBUS AND SENIOR EMPLOYEE STOCK OPTION PLAN

     On December 11, 1997, the Company voted to authorize 10,000,000 shares of common stock for an employee stock option plan. The term of the plan will be 10 years. The Company issued 864,000 shares to certain executives of the Company with various employment restrictions and an exercise price of $.25.



NOTE 9 - EQUITY FINANCING, CAPITAL STOCK AND WARRANT PURCHASE SHARES

     On June 19, 1997 the Board of Directors voted for the Company to offer on a "best efforts basis", under Regulation A, 133,334 shares of common stock at a price of $.75 per share. The offering closed with 19,667 shares being issued and raised $14,750.

     On October 29, 1997 the Board of Directors voted for the Company to offer on a "best efforts basis ", under Regulation A, 400,000 shares of common stock at a price of $.25 per share. The offering closed with 199,000 shares being issued and raised $49,750.

     On October 29, 1997 the Board of Directors voted for the Company to offer on a "best efforts basis ", under Regulation A, 2,000,000 shares of common stock at a price of $.10 per share with a minimum purchase of five thousand dollars ($5,000) during the third and fourth quarters of 1997. The offering closed on October 29, 1997 with the maximum shares being issued and raised $200,000.

     On July 18, 1997, the Board of Directors voted to issue to all shareholders of record as of July 18, 1997 a Class A Common Stock Purchase Warrant with an exercise price of $2.00 per share and a maturity of two years from issuance.

     On October 31, 1997, the Board of Directors voted to issue to all shareholders of record a Class B Common Stock Purchase Warrant, whereby the shareholder of record could exercise the warrant shares at an exercise price of four dollars ($4.00) per share on a one for one basis and a maturity of one year from date of issuance.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 10 - NONMONETARY TRANSACTION

     Capital lease obligations were incurred for the purchase of equipment in the amount of $428,640.

NOTE 11 - FRANCHISE

     The Company intends to sell Point of Presence territorial rights and equipment under franchising arrangements. These rights granted under the franchise will allow the franchise to exclusively market services provided by the Company throughout a particular geographic region.

NOTE 12 - RETIREMENT OF LONG-TERM DEBT AND NONMONETARY TRANSACTIONS

     On April 7, 1997 and August 3, 1997 respectively, the Board of Directors voted to exchange $242,000 of long term debt to a related party for POP (Point of Presence) deposits. The value of the April 7, 1997 deposits are at a fair market value and the August 3, 1997 deposits were issued at a discount as established by the Board of Directors.

NOTE 13 - FOREGIVENESS OF DEBT AND NONMONETARY TRANSACTIONS

     On April 7, 1997 and August 3, 1997 respectively, the Company reached an agreement with the related companies concerning outstanding debt. The related companies agreed to forgive debt in the following amounts which are listed as related party advances on the balance sheet at December 31, 1996.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997



NOTE 14 - COMBINED FINANCIAL STATEMENTS

     Included in the financial statements at December 31, 1997 is the following proforma balance sheet and income statement activity of Venture Quest, Inc, the former development stage company.

                                                                               Venture Quest, Inc.
                           Venture Quest, Inc.                               Statement of Operations
                             Balance Sheet                                         Year  Ended
                           December 31, 1997                                    December 31, 1997
                           -------------------                               ------------------------
                  Assets                                               Sales                     $   --

                  Cash                          $  222
                  Loan Receivable Officers       1,170                 Bank Fees                     57
                                                ------                 Professional Fees         (3,000)
                                                $1,392                 Taxes                        976
                                                ======                                            -----

                  Liabilities and Shareholder's Equity

                  Loan Payable Officer         $12,300                 Net Income                $1,967
                  Loan Payable Affiliate         2,000                                           ======
                                               -------
                                                14,300                 Retained Earnings
                                                                       - Beginning              (44,483)
                                                                                                 ------
                  Common Stock                   1,750
                  Additional Paid In Capital    27,858                 Retained Earnings
                  Retained Earnings            (42,516)                - Ending                ($42,516)
                                               -------                                          =======
                                              ($12,908)

                                               $ 1,392
                                               =======


                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 15 - FRANCHISE DEPOSITS

     The Company has received certain deposits in the amount of $344,500 which is reflected as franchise deposit liabilities at December 31, 1997. Upon completion of the Uniform Franchise Offering Circular and the specific performance and obligations of the Company to install these franchise points-of-presence (POP) the Company will recognize such amounts as revenue.

NOTE 16 - REALIZATION OF ASSETS AND GOING CONCERN

     As shown in the accompanying financial statements, the Company incurred a net loss of $1,310,142 during the year ended December 31, 1997, and as of that date, the Company's current liabilities exceeded its current assets by $1,319,853 and its total liabilities exceeded its total assets by $1,036,621. These factors create an uncertainty as to the Company's ability to continue as a going concern. The Company has developed a plan to reduce its liabilities through the sale of assets (POP franchises) and/or a possible third party financing. The ability of the Company to continue as a going concern is dependent upon the success of the plan. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.


NOTE 17 - COMMITMENTS

     On June 5, 1997 the Board of Directors agreed to issue 50,000 shares of common stock to the Company's internal legal council in exchange for services.

     On February 4, 1997 the Board of Directors agreed to issue 3,333 shares of common stock to the Company's franchise legal council in exchange for services.

     On December 11, 1997, the Company voted to issue the Company's Principal Executive Officer 500,000 shares under the Senior Stock Option Plan and a maximum compensation package of $125,000 annually inclusive of the stock options. In addition, this employment contract would require certain performance results.

NOTE 18 - SUBSEQUENT EVENTS

     Issuance of Convertible Subordinated Debentures.
     The Board of Directors voted on September 16, 1997 to issue and register with the securities and exchange commission under Regulation A, 300,000 shares of 9% subordinated convertible debentures with a floating exercise price at a 20% discount to the average closing bid price 15 days prior to conversion and a five year maturity. Under the Securities Purchase Agreement dated May 6, 1998, the Company raised $300,000 by issuing these subordinated debentures and entered into an Intercreditor Agreement with the Note Holders.

                                U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

     Bankruptcy Filings (Chapter 11)
     On August 25, 1998 the Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code with the United states Bankruptcy Court for the District of New Jersey. At the time of the filing, the Company represented that the going concern of the business exceeded its liquidation value.

     Sale of Assets under Chapter 11
     On or about October 23, 1998, the Company and the United States Bankruptcy Court entered into an agreement with a competitor to sell substantially all of its corporate assets for $566,000, including $161,000 paid to satisfy certain executory contracts, eleven point of presence locations and all equipment located at the Mount Laurel headquarters of the Company.

     Litigation and Objections to Motions under Chapter 11 protection
     Certain motions of protest were filed against the Company and its principles for the sale of the Company's assets. In addition, an injunctive relief and compensatory and punitive damages attributable to breach of common law fiduciary duties as shareholders and other improper actions are being sought by certain Point of Presence owners.


     Bankruptcy Motion of Conversion from Chapter 11 to Chapter 7.
     On December 21, 1998, the United States Trustee motioned to convert the Chapter 11 petition to Chapter 7 liquidation proceedings. A United States Trustee was appointed to liquidate the affairs of the Company based on the debtors inability to: provide certain required documentation and schedules, to effectuate a plan of reorganization, to pay quarterly fees due to the United States Trustee and other supporting facts as stated in the December 21, 1998 Motion.

                        COMBINED SUPPLEMENTAL INFORMATION

                                U.S. ONLINE, INC.
                            SUPPLEMENTAL INFORMATION
                            COMBINED COST OF REVENUE
                          YEAR ENDED DECEMBER 31, 1997







Advertising                                                           $  539,164
Agent's commissions                                                       33,691
Credit card settlement fees                                               18,154
Electrical expense                                                        15,184
Telecommunication charges                                                513,387
                                                                      ----------

                                                                      $1,119,580
                                                                      ==========

                                U.S. ONLINE, INC
                            SUPPLEMENTAL INFORMATION
                           COMBINED OPERATING EXPENSES
                          YEAR ENDED DECEMBER 31, 1997





Salaries office                                                         $269,083
Payroll tax expense                                                       31,918
Bank charges                                                              15,734
Casual labor                                                              17,358
Charity                                                                    1,800
Computer supplies and software                                            13,837
Dues and subscriptions                                                     1,468
Entertainment                                                              5,818
Fuel and oil                                                               5,895
Insurance                                                                  4,855
Lease - telephone system                                                   3,972
Office expenses and printing                                              25,101
Postage                                                                   47,292
Professional fees                                                         41,444
Rent - office                                                             43,931
Rent - computer room                                                         589
Rental equipment                                                           7,344
Repairs and maintenance                                                    7,408
Security system lease                                                      4,258
Taxes Other                                                                2,193
Technical manuals                                                          2,421
Telephone                                                                126,423
Utilities                                                                 12,647
                                                                        --------

                                                                        $692,789
                                                                        ========

                               U. S. Online, Inc.





                              Financial Statements


                  Nine months ended September 30, 1998 and 1997

                               U. S. Online, Inc.

                                Table of Contents


  Financial Information                              Page Number
  ---------------------                              -----------

         Balance sheet . . . . . . . . . . . . . . . . . . 1

         Statements of operations (unaudited). . . . . . . 2

         Statement of stockholders' deficit (unaudited). . 3

         Statements of cash flows (unaudited). . . . . . . 4

         Notes to financial statements . . . . . . . . . . 5

                               U. S. Online, Inc.
                                  Balance Sheet

--------------------------------------------------------------------------------
                                                                 September 30,
                                                                     1998
                                                                 -------------
                                                                  (Unaudited)
ASSETS

Current:
   Cash and cash equivalents                                      $   1,046
   Accounts receivable
      Franchise                                                           -
      Customers                                                      18,351
   Due from shareholders                                              4,800
                                                                 ----------
      Total current assets                                           24,197
   Equipment, net of depreciation                                   455,400
   Other assets
      Deposits                                                       16,615
      Organizational costs, net of amortization                      11,750
                                                                 ----------
TOTAL ASSETS                                                      $ 507,962
                                                                 ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current:
   Advances from related party                                    $       -
   Current portion of capital lease obligations                     157,426
   Current portion of long term debt-related party                        -
   Accounts payable and accrued expenses                          1,362,528
   Notes payable, private placement offering                        166,250
   Franchise deposits                                               414,169
   Deferred revenue                                                  90,750
                                                                 ----------
      Total current liabilities                                   2,191,123
Long term debt, net of current portion-related party                      -
Capitalized lease obligations, net of current portion               301,900
                                                                 ----------
      Total liabilities                                           2,493,023
                                                                 ----------
Stockholders' Deficit:
Common stock, $.002 par value, 200,000,000 shares
   authorized, 9,237,000 issued and outstanding                      19,066
Additional paid-in capital                                          781,132
Accumulated deficit                                              (2,785,259)
                                                                 ----------
   Total stockholders' deficit                                   (1,985,061)
                                                                 ----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                       $ 507,962
                                                                 ==========

See accompanying notes to financial statements.                Page 1

                               U. S. Online, Inc.
                            Statements of Operations

--------------------------------------------------------------------------------
                                                     Nine months
                                                  ended September 30,
                                                     (Unaudited)
--------------------------------------------------------------------------------
                                            1998                       1997
                                          ---------                 -----------
Revenues                                  $ 768,142                  $ 408,553
Cost of Revenues                            915,454                    596,710
                                          ---------                  ---------
   Gross profit                            (147,312)                  (188,157)

Operating expenses:
   Selling, general and administrative      825,379                    530,256
                                          ---------                  ---------
Loss from operations                       (972,691)                  (718,413)

Other income (expense):
   Interest expense                               -                          -
   Interest income                                -                          -
   Other                                          -                          -
                                          ---------                  ---------
Net loss                                  $(972,691)                 $(718,413)
                                          =========                  =========


See accompanying notes to financial statements.                 Page 2

                               U. S. Online, Inc.
                       Statement of stockholders' deficit

--------------------------------------------------------------------------------

Nine months ended September 30, 1998
--------------------------------------------------------------------------------
                                    Capital       Accumulated
                                     Stock          Deficit           Total
--------------------------------------------------------------------------------
Balance, December 31, 1997        $ 775,948     $ (1,812,568)    $(1,036,620)
Net loss                                  0         (972,691)       (972,691)
Capital contributions                24,250                0          24,250
--------------------------------------------------------------------------------
Balance, September 30, 1998       $ 800,198     $ (2,785,259)    $(1,985,061)
================================================================================





See accompanying notes to financial statements.                  Page 3

                               U. S. Online, Inc.
                            Statements of Cash Flows
                Increase (Decrease) in Cash and Cash Equivalents

-------------------------------------------------------------------------------------------------
                                                                      Nine months
                                                                  ended September 30,
                                                         ----------------------------------------
                                                                      (Unaudited)
                                                              1998                    1997
                                                           ----------             -----------
Cash flow from operating activities:
Net Loss                                                  $(972,691)                $(718,413)
Adjustments to reconcile net loss to net cash used
in operating activities:
   Depreciation and amortization                            139,083                   109,135
   Allowance for doubtful accounts                                -                         -
   Officer salary contributed to capital                          -                         -
   Stock options issued for services                              -                         -
   Non-cash compensation charge                                   -                         -
   Changes in assets and liabilities:
      Accounts receivable                                    70,042                    49,542
      Notes receivable                                            -                         -
      Prepaid expenses and other                                  -                         -
      Other assets                                           (2,218)                  (20,098)
      Accounts payable and accrued expenses                 644,626                   362,149
      Notes payable                                         166,250                         -
      Franchise deposits                                    (70,861)                  187,500
      Deferred revenue                                       43,575                    10,000
                                                          ---------                 ---------
Net cash used by operating activities                        17,806                   (20,185)
Cash flows from investing activities:
   Acquisition of equipment                                 (72,714)                 (494,916)
                                                          ---------                 ---------
     Net cash used by operating activities                  (72,714)                 (494,916)
Cash flows from financing activities:
   Due to related parties                                         -                  (297,361)
   Proceeds from stockholder loans & capitalized leases      25,130                   354,004
   Repayments of stockholder loans & capitalized leases           -                         -
   Purchase of treasury stock                                     -                         -
   Proceeds from sale of common stock and warrants           24,250                    11,164
                                                          ---------                 ---------
     Net cash used by financing activities                   49,380                    67,807

                                                          ---------                 ---------
Net increase (decrease) in cash and cash equivalents:        (5,527)                 (447,294)

Cash, beginning of period                                     6,573                   459,336

                                                          ---------                 ---------
Cash, end of period                                       $   1,046                 $  12,042
                                                          =========                 =========


See accompanying notes to financial statements                      Page 4

                               U. S. Online, Inc.


                          Notes to Financial Statements


1. Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of the results for interim periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year ending December 31, 1998.

                         Frontline Communications Corp.
                             and U. S. Online, Inc.

               Unaudited Pro Forma Combined Financial Information

On October 23, 1998, Frontline Communications Corp. (the Company) acquired the business and substantially all of the assets of U. S. Online, Inc. ("USOL")

Pursuant to an order of the United States Bankruptcy Court, District of New Jersey, on October 23, 1998, the Company acquired substantially all of the assets used in the business of U. S. Online, Inc. ("USOL"), including a point of presence in the Philadelphia area, and assumed two of USOL's executory contracts for consideration of $566,000 in cash paid upon closing.

The unaudited pro forma combined balance sheet as of September 30, 1998 assumes that the acquisition occurred on September 30, 1998 and includes the September 30, 1998 historical balance sheet of the Company, and the acquired assets of USOL adjusted for the pro forma effects of this acquisition. The unaudited pro forma combined statements of operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 assumes that the acquisition had occurred on January 1, 1997. It includes the historical statements of operations of the Company and USOL for the periods presented adjusted for the pro forma effects of the acquisition.

The unaudited pro forma condensed combined financial statements have been included as required and allowed by the rules of the Commission and are provided for informational purposes only. The pro forma statements of operations do not purport to be indicative of the results which would have been obtained if the acquisition had been effected on the date indicated or which may be obtained in the future.

The accompanying unaudited pro forma condensed combined financial statements should be read in conjunction with the respective historical financial statements of the Company and USOL which are contained elsewhere herein.

Frontline Communications Corp. and U. S. Online, Inc.
Pro Forma Combined Balance Sheet
   September 30, 1998
     (Unaudited)

                                                               Frontline         U. S.          Pro Forma    Note       Pro Forma
                                                                 Comm.        Online, Inc      Adjustments    A         Combined
                                                          -------------------------------------------------------------------------
Assets
Current:
   Cash and cash equivalents                                  $ 4,108,925                       $ (570,375)    1       $ 3,538,550
   Accounts receivable, net                                        42,144                                                   42,144
   Notes receivable                                               103,895                                                  103,895
   Prepaid expenses and other current assets                       41,569                                                   41,569
   Deferred registration costs
                                                          ------------------------------------------------            ------------
      Total current assets                                      4,296,533               -         (570,375)              3,726,158

   Equipment, net                                                 305,321          44,610                                  349,931
   Other assets:
      Intangibles, net                                          1,294,974                          575,765     1         1,870,739
      Other                                                        49,062                                                   49,062
                                                          ================================================            ============
      Total Assets                                            $ 5,945,890        $ 44,610          $ 5,390             $ 5,995,890
                                                          ================================================            ============

Liabilities and Stockholders' Equity
Current:
   Notes payable                                                 $ 60,000                                              $    60,000
   Accounts payable and accrued expenses                          188,838                           50,000     1           238,838
   Deferred revenue                                                35,692                                                   35,692
                                                          ------------------------------------------------            ------------
      Total current liabilities                                   284,530                           50,000                 334,530
Notes payable-long-term portion                                   168,600                                                  168,600
                                                          ------------------------------------------------            ------------
      Total liabilities                                           453,130                           50,000                 503,130

Net assets acquired                                                     -          44,610          (44,610)                      -

Stockholders' Equity
  Preferred stock                                               1,000,000                                                1,000,000
  Common stock                                                     32,480                                                   32,480
  Additional paid-in-capital                                    7,438,525                                                7,438,525
  Accumulated deficit                                          (2,709,632)                                              (2,709,632)
  Treasury stock                                                 (264,113)                                                (264,113)
  Stock subscriptions receivable                                   (4,500)                                                  (4,500)
                                                          ------------------------------------------------            ------------
      Total Stockholders' Equity                                5,492,760               -                -               5,492,760
                                                          ================================================            ============
      Total Liabilities and Stockholders' Equity              $ 5,945,890        $ 44,610          $ 5,390             $ 5,995,890
                                                          ================================================            ============

Frontline Communications Corp. and U. S. Online, Inc.
Pro Forma Combined Statement of Operations
Nine Months Ended Sept. 30, 1998
  (Unaudited)

                                                                 Frontline         U. S.        Pro Forma    Note       Pro Forma
                                                                   Comm.        Online, Inc    Adjustments    A         Combined
                                                          -------------------------------------------------------------------------
Revenues                                                        $ 591,038        $ 768,142                            $  1,359,180

Cost of revenues                                                  471,951          915,454                               1,387,405

                                                           -----------------------------------------------            ------------
   Gross profit                                                   119,087         (147,312)                                (28,225)

Operating expenses:

   Selling, general & administrative                            1,084,301          825,379         143,941    2          2,053,621

                                                           -----------------------------------------------            ------------
   Total operating expenses                                     1,084,301          825,379         143,941               2,053,621

                                                           -----------------------------------------------            ------------
Loss from operations                                             (965,214)        (972,691)       (143,941)             (2,081,846)

Other income (expense)
   Interest expense                                               (27,912)                                                 (27,912)
   Interest income                                                 64,949                                                   64,949
   Other

                                                           ===============================================            ============
Net loss                                                        $(928,177)       $(972,691)     $ (143,941)           $ (2,044,809)
                                                           ===============================================            ============

Loss per share of common stock                                  $   (0.34)                                            $      (0.75)

Weighted average number of shares                               2,721,077                                                2,721,077


Frontline Communications Corp. and U. S. Online, Inc.
Pro Forma Combined Statement of Operations
The Year Ended December 31, 1997
   (Audited)

                                                             Frontline         U. S.          Pro Forma     Note        Pro Forma
                                                               Comm.        Online, Inc      Adjustments     A          Combined
                                                          -------------------------------------------------------------------------

Revenues                                                  $   507,029       $   610,564                                 $ 1,117,593

Cost of revenues                                              457,146         1,119,580                                   1,576,726

                                                          ------------------------------------------------             ------------
   Gross profit                                                49,883          (509,016)                 -                 (459,133)

Operating expenses:

   Selling, general & admin.                                1,104,124           743,922            191,902    2           2,039,948

   Non-cash compensation charge                             1,771,000                                                     1,771,000

                                                          ------------------------------------------------             ------------
   Total operating expenses                                 2,875,124           743,922            191,902                3,810,948

                                                          ------------------------------------------------             ------------
Loss from operations                                       (2,825,241)       (1,252,938)          (191,902)              (4,270,081)

Other income (expense)
   Interest expense                                           (28,421)          (70,347)                                    (98,768)
   Interest income                                                               13,143                                      13,143
   Other                                                         (891)                                                         (891)

                                                          ================================================             ============
Net Loss                                                  $(2,854,553)      $(1,310,142)        $ (191,902)             $(4,356,597)
                                                          ================================================             ============

Loss per share of common stock                            $     (1.94)                                                  $     (2.97)

Weighted average number of shares                           1,468,000                                                     1,468,000


                         Frontline Communications Corp.
                             and U. S. Online, Inc.


               Unaudited Pro Forma Combined Financial Information


Note A

The pro forma adjustments to the unaudited pro forma condensed combined financial statements are as follows:

1. To reflect a $570,375 payment for the assets of U. S. Online, Inc. and accrued acquisition costs of approximately $50,000

2. To reflect amortization of acquired intangibles using estimated useful lives of 3 to 5 years

3. The weighted average number of shares have been adjusted by 250,000 shares to reflect the conversion of the preferred shares into common stock as if the conversion had occurred on January 1, 1997.